Exhibit 99.1

Enova Reports First Quarter 2018 Results

- First quarter 2018 revenue grew 32% compared to a year ago, reaching a record $254 million and adjusted EBITDA grew 55% to $68 million

- First quarter 2018 installment loan and receivables purchase agreement revenue grew 44% to $122 million and line of credit revenue grew 32% to $78 million

- Total loans outstanding grew 36% year over year during the first quarter, driven by near-prime installment loan portfolio growth of 39% to $387 million

- Net income and diluted earnings per share doubled year-over-year to $28 million and $0.81, respectively

CHICAGO, April 26, 2018 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company offering consumer and small business loans and financing, today announced financial results for the quarter ended March 31, 2018.

"We saw strong demand and stable credit in each of our six growth businesses during the first quarter, resulting in both revenue and earnings exceeding our expectations," said David Fisher, Enova's CEO. "Our good start to the year reinforces our commitment to our focused growth strategy. We're confident our diversified revenue streams, talented employees, best-in-class technology and strong competitive position set us up very well for the remainder of 2018 and beyond."

First Quarter 2018 Summary

  Total revenue of $254 million in the first quarter of 2018 increased 32% from $192 million in the first quarter of 2017.
  Gross profit margin was flat compared to the year ago quarter at 57.3%.
  Net income was $28 million, or $0.81 per diluted share, in the first quarter of 2018 compared to net income of $14 million, or $0.41 per diluted share, in the first quarter of 2017.
  First quarter 2018 adjusted EBITDA of $68 million, a non-GAAP measure, increased from $44 million in the first quarter of 2017.
  Adjusted earnings of $35 million, or $1.02 per diluted share, a non-GAAP measure, in the first quarter of 2018 increased from adjusted earnings of $15 million, or $0.45 per diluted share, in the first quarter of 2017.

"Our first quarter performance exceeded our expectations, and we are raising our full year guidance," said Steve Cunningham, CFO of Enova. "Strong year-over-year originations and receivables growth, meaningful operating leverage inherent in our online model, stable margins and a lower effective tax rate drove our strong performance. In addition, the business generated record operating cash flow during the quarter, and we continue to demonstrate market access to support our growth."

Enova ended the first quarter of 2018 with unrestricted cash and cash equivalents of $70 million. As of March 31, 2018, the company had total debt outstanding of $755 million, which included $217 million outstanding under Enova's $295 million securitization facilities. During the first quarter, Enova generated $153 million of cash flow from operations. On April 13, the Company's bank-led, secured revolving line of credit was amended to increase borrowing capacity from $40 million to $75 million.

Outlook

For the second quarter of 2018, Enova expects total revenue of $230 million to $245 million, GAAP results of $0.34 diluted earnings per share to $0.56 diluted earnings per share, adjusted EBITDA of $42 million to $52 million, and adjusted earnings per share of $0.41 to $0.62. For the full year 2018, Enova expects total revenue of $980 million to $1.04 billion, GAAP diluted earnings per share of $1.69 to $2.25, adjusted EBITDA of $190 million to $215 million, and adjusted earnings per share of $2.10 to $2.66.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, April 26th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until May 3, 2018, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 1011-9269.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation, loss on early extinguishment of debt and acquisition related costs, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	March 31,		December 31,
	2018	2017	2017
Assets
Cash and cash equivalents	$69,900	$97,030	$68,684
Restricted cash (includes restricted cash of consolidated VIEs of $26,746, $17,815 and $21,696 as of March 31, 2018 and 2017 and December 31, 2017, respectively)	34,765	25,610	29,460
Loans and finance receivables, net (includes loans of consolidated VIEs of $302,743, $225,473 and $282,724 and allowance for losses of $24,471, $17,879 and $22,728 as of March 31, 2018 and 2017 and December 31, 2017, respectively)	703,076	515,463	704,705
Income taxes receivable	—	3,004	4,092
Other receivables and prepaid expenses	22,164	18,059	23,817
Property and equipment, net	47,698	44,279	48,525
Goodwill	267,013	267,011	267,015
Intangible assets, net	4,058	5,136	4,325
Other assets	9,526	9,821	8,837
Total assets	$1,158,200	$985,413	$1,159,460
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$70,473	$70,485	$77,123
Income taxes currently payable	257	—	—
Deferred tax liabilities, net	17,087	25,338	12,108
Long-term debt (includes long-term debt of consolidated VIEs of $217,125, $145,449 and $211,406 and debt issuance costs of $2,666, $1,419 and $3,271, as of March 31, 2018 and 2017 and December 31, 2017, respectively)	754,650	631,117	788,542
Total liabilities	842,467	726,940	877,773
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 34,340,242, 33,596,007 and 33,932,673 shares issued and 33,862,388, 33,488,159 and 33,504,555 outstanding as of March 31, 2018 and 2017 and December 31, 2017, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	32,671	20,766	29,781
Retained earnings	294,215	249,307	264,695
Accumulated other comprehensive loss	(4,322)	(10,440)	(7,086)
Treasury stock, at cost (477,854, 107,848 and 428,118 shares as of March 31, 2018 and 2017 and December 31, 2017, respectively)	(6,831)	(1,160)	(5,703)
Total stockholders' equity	315,733	258,473	281,687
Total liabilities and stockholders' equity	$1,158,200	$985,413	$1,159,460

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$254,298	$192,263
Cost of Revenue	108,553	81,884
Gross Profit	145,745	110,379
Expenses
Marketing	27,736	19,583
Operations and technology	25,538	23,531
General and administrative	26,921	25,696
Depreciation and amortization	3,838	3,497
Total Expenses	84,033	72,307
Income from Operations	61,712	38,072
Interest expense, net	(19,673)	(17,222)
Foreign currency transaction (loss) gain	(2,088)	227
Loss on early extinguishment of debt	(4,710)	—
Income before Income Taxes	35,241	21,077
Provision for income taxes	7,343	7,225
Net Income	$27,898	$13,852
Earnings Per Share:
Net income per common share:
Basic	$0.83	$0.42
Diluted	$0.81	$0.41
Weighted average common shares outstanding:
Basic	33,669	33,372
Diluted	34,572	34,036

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows provided by operating activities	$153,002	$119,865
Cash flows used in investing activities
Loans and finance receivables	(108,081)	(45,802)
Property and equipment additions	(3,349)	(2,156)
Other investing activities	24	2,367
Total cash flows used in investing activities	(111,406)	(45,591)
Cash flows used in financing activities	(40,608)	(20,506)
Effect of exchange rates on cash, cash equivalents and restricted cash	5,533	2,632
Net increase in cash, cash equivalents and restricted cash	6,521	56,400
Cash, cash equivalents and restricted cash at beginning of year	98,144	66,240
Cash, cash equivalents and restricted cash at end of period	$104,665	$122,640

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES GEOGRAPHIC INFORMATION (dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three months ended March 31, 2018 and 2017.
	Three Months Ended March 31,
	2018	2017	$ Change	% Change
Domestic:
Revenue	$212,966	$164,669	$48,297	29.3%
Cost of revenue	88,113	70,649	17,464	24.7
Gross profit	$124,853	$94,020	$30,833	32.8
Gross profit margin	58.6%	57.1%	1.5%	2.6%
International:
Revenue	$41,332	$27,594	$13,738	49.8%
Cost of revenue	20,440	11,235	9,205	81.9
Gross profit	$20,892	$16,359	$4,533	27.7
Gross profit margin	50.5%	59.3%	(8.8)%	(14.8)%
Total:
Revenue	$254,298	$192,263	$62,035	32.3%
Cost of revenue	108,553	81,884	26,669	32.6
Gross profit	$145,745	$110,379	$35,366	32.0
Gross profit margin	57.3%	57.4%	(0.1)%	(0.2)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended March 31, 2018 and 2017.

Three Months Ended March 31,	2018	2017	Change
Cost of revenue	$108,553	$81,884	$26,669
Charge-offs (net of recoveries)	118,705	98,814	19,891
Average combined loans and finance receivables, gross:
Company owned(a)	831,299	635,236	196,063
Guaranteed by Enova(a)(b)	32,143	28,027	4,116
Average combined loans and finance receivables, gross (a)(c)	$863,442	$663,263	$200,179
Ending combined loans and finance receivables, gross:
Company owned	$817,359	$598,717	$218,642
Guaranteed by Enova(b)	26,594	22,546	4,048
Ending combined loans and finance receivables, gross (c)	$843,953	$621,263	$222,690
Ending allowance and liability for losses	$115,693	$84,441	$31,252
Combined originations (d)	$557,424	$447,536	$109,888

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	12.6%	12.3%	0.3%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	13.7%	14.9%	(1.2)%
Gross profit margin	57.3%	57.4%	(0.1)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	13.7%	13.6%	0.1%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO), which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures
	Three Months Ended
	March 31,
	2018	2017
Net Income	$27,898	$13,852
Adjustments:
Loss on early extinguishment of debt(a)	4,710	—
Intangible asset amortization	267	271
Stock-based compensation expense	2,433	2,320
Foreign currency transaction loss (gain)	2,088	(227)
Cumulative tax effect of adjustments	(1,979)	(810)

Adjusted earnings	$35,417	$15,406

Diluted earnings per share	$0.81	$0.41

Adjusted earnings per share	$1.02	$0.45

Adjusted EBITDA

	Three Months Ended
	March 31,
	2018	2017
Net Income	$27,898	$13,852
Depreciation and amortization expenses	3,838	3,497
Interest expense, net	19,673	17,222
Foreign currency transaction loss (gain)	2,088	(227)
Provision for income taxes	7,343	7,225
Stock-based compensation expense	2,433	2,320
Adjustments:
Loss on early extinguishment of debt(a)	4,710	—

Adjusted EBITDA	$67,983	$43,889

Adjusted EBITDA margin calculated as follows:
Total Revenue	$254,298	$192,263
Adjusted EBITDA	67,983	43,889
Adjusted EBITDA as a percentage of total revenue	26.7%	22.8%

(a)

In the first quarter of 2018, the Company recorded a $4.7 million ($3.7 million net of tax) loss on early extinguishment of debt related to the repurchase of $50.0 million principal amount of senior notes.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands)

Estimated Adjusted EBITDA and Earnings per Share For 2018

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure and diluted income per share to adjusted earnings per share, a non-GAAP measure:

	Estimated Results

	Three Months Ended June 30, 2018
	Low	High
	Unaudited
Income from operations	$35,100	$45,100
Depreciation and amortization	3,900	3,900
Stock-based compensation expense	3,000	3,000
Adjusted EBITDA	$42,000	$52,000

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Income from operations	$162,600	$187,600
Depreciation and amortization	15,800	15,800
Stock-based compensation expense	11,600	11,600
Adjusted EBITDA	$190,000	$215,000

	Estimated Results
	Three Months Ended June 30, 2018
	Low	High
	Unaudited
Diluted income per share	$0.34	$0.56
Adjustments:
Intangible asset amortization	0.01	0.01
Stock-based compensation expense	0.09	0.08
Cumulative tax effect of adjustments	(0.03)	(0.03)
Adjusted earnings per share	$0.41	$0.62

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Diluted income per share	$1.69	$2.25
Adjustments:
Loss on early extinguishment of debt	0.13	0.13
Intangible asset amortization	0.03	0.03
Stock-based compensation expense	0.33	0.33
Foreign currency transaction gain	0.06	0.06
Cumulative tax effect of adjustments	(0.14)	(0.14)
Adjusted earnings per share	$2.10	$2.66

CONTACT: Public Relations, Caroline Vasquez, Email: media@enova.com; Investor Relations, Monica Gould, Office: (212) 871-3927, Email: IR@enova.com or Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com